Exhibit C

LOCK-UP AGREEMENT

December 30, 2021

Morgan Stanley & Co. LLC

Jefferies LLC

As Representatives of the several Underwriters

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Jefferies LLC

820 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Jefferies LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Vigil Neuroscience, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.0001 per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to:

(a) transactions (including any swap, hedge, derivative or other synthetic arrangement) or public announcements, in each case relating to shares of Common Stock or other securities acquired (i) in the Public Offering or (ii) in open market or other transactions after the completion of the Public Offering or that otherwise do not involve or relate to shares of Common Stock or other securities owned by the undersigned prior to the Public Offering, provided that no filing by the undersigned under Section 16(a) of the Exchange Act, or any other public announcement reporting a reduction in beneficial ownership of Common Stock below the number of shares of Common Stock or other securities that the undersigned owns immediately prior to the Public Offering, shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in the Public Offering or such open market or other transactions;

(b) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or to a charitable organization or educational institution in a transfer not involving a disposition for value or (ii) if the undersigned is a corporation, partnership or other business entity, as part of a disposition, transfer or distribution without consideration to limited partners, members, affiliates, stockholders or equity holders of the undersigned, or to the estates of any of the foregoing;

(c) transfers or dispositions of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, or if the undersigned is a trust, to a grantor, trustee or beneficiary of the trust (including such beneficiary’s estate) of the undersigned, in each case set forth in this clause (c) in a transaction not involving a disposition for value;

(d) transfers or dispositions of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned upon the death of the undersigned or (ii) by operation of law pursuant to orders of a court or regulatory agency, in connection with a negotiated divorce settlement or pursuant to a qualified domestic relations order;

(e) if the undersigned is an entity, transfers, dispositions or distributions of shares of Common Stock or any security convertible into Common Stock (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended, and including the subsidiaries of the undersigned) of the undersigned, (ii) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (iii) to its stockholders, limited partners, general partners, members, beneficiaries or other equityholders or to the estate of any such stockholders, limited partners, general partners, members, beneficiaries or equityholders;

(f) transfers or dispositions of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company (i) pursuant to any contractual arrangement in effect on the date of this agreement and described in the preliminary prospectus contained in the registration statement relating to the Public Offering at the time such registration statement became effective (the “Time of Sale Prospectus”) as well as in the Prospectus that provides for the repurchase of the undersigned’s Common Stock or other securities by the Company or (ii) in connection with the termination of the undersigned’s employment with or service to the Company; provided that such transfers or dispositions are not required to be reported with the SEC on Form 4 in accordance with Section 16 under the Exchange Act and no other public announcement shall be voluntarily made during the Restricted Period in connection with any such transfers or dispositions (other than (1) Schedule 13 filings filed with the SEC, and (2) any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act and indicating by footnote disclosure or otherwise the nature of the transfer or disposition);

(g) transfers or dispositions of Common Stock or other securities to the Company in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, Common Stock (including by way of “net” or “cashless” exercise or settlement solely to cover withholding tax obligations, including estimated taxes, in connection with such exercise and any transfer to the Company for the payment of taxes as a result of such exercise) in each case pursuant to any equity incentive plan, other equity award plan or warrant of the Company described in the Time of Sale Prospectus and the Prospectus and to the extent permitted by the instruments representing such options outstanding as of the date of the Prospectus; provided that (i) any such Common Stock received by the undersigned shall be subject to the terms of this agreement and (ii) no filing under Section 16 of the Exchange Act, reporting a reduction in beneficial ownership of Common Stock, or other public announcement shall be required or shall be voluntarily made during the Restricted Period (other than a filing on a Form 4 that reports such disposition under the transaction code “F” and indicates by footnote disclosure or otherwise the nature of the transfer or disposition);

(h) (i) transfers of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Company’s board of directors the result of which is that any person (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company and (ii) entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or such other securities in connection with a transaction described in (i) above; provided that in the event that such change of control transaction is not completed, the Common Stock (or any security convertible into or exercisable or exchangeable for Common Stock) owned by the undersigned shall remain subject to the restrictions contained in this agreement;

(i) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(j) pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that in the case of any transfer pursuant to this subsection (j), any filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall state that such transfer is pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of Common Stock unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority; or

(k) the conversion of the outstanding shares of preferred stock or warrants to acquire shares of preferred stock of the Company described in the Prospectus into shares of Common Stock of the Company; provided that such shares of Common Stock remain subject to the terms of this agreement;

provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) and (e), (i) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, or any other public announcement, shall be required or shall be voluntarily made during the Restricted Period (other than (1) Schedule 13 filings filed with the SEC, and (2) in the case of a transfer or other disposition pursuant to clause (b)(ii) or (d) above, any Form 4 or Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act, and any such filing will indicate by footnote disclosure or otherwise the nature of the transfer or disposition).

For purposes of this agreement, “immediate family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided that the foregoing provision shall not be binding on the undersigned unless and until the requisite number of holders required to waive any such rights have waived or otherwise agreed not to exercise such rights. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

In the event that (i) the Representatives release, in full or in part, any (x) director of the Company, (y) executive officer of the Company or (z) stockholder holding five percent (5%) or more of the outstanding shares of Common Stock of the Company as of immediately prior to the Public Offering (calculated on a fully-diluted, as-converted basis and aggregating all securities held by affiliated stockholders) (each such director, executive officer or stockholder, a “Triggering Shareholder”) from the restrictions of any lock-up agreement similar to this agreement between such Triggering Shareholder and the Representatives in connection with the Public Offering and (ii) such release or series of releases granted to any Triggering Shareholder cumulatively relates to Common Stock or other securities of the Company in an amount or amounts having a fair market value of more than $2,500,000 in the aggregate ((i) and (ii) together, a “Triggering Release “), then the undersigned shall be automatically released from the terms of this letter to the same extent, with respect to the same percentage of Company securities of the undersigned as the percentage of Company securities being released in the Triggering Release represent with respect to the Company securities held by the Triggering Shareholder (calculated as a percentage of the total outstanding shares of Common Stock held by the Triggering Shareholder) at the time of the request of the Triggering Release. In the event of a Triggering Release, the Company shall notify the undersigned of the occurrence of each such Triggering Release within two business days prior to the effective date thereof, provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters. Notwithstanding the foregoing, (1) the provisions of this paragraph will not apply if the release or waiver is effected (A) solely to permit a transfer not involving a disposition for value and if the transferee agrees in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of transfer or (B) in the case of a natural person, due to circumstances of a bona fide emergency or hardship, as determined by the Representatives in their sole judgment, and (2) if the release or waiver is in connection with any secondary underwritten public offering of Shares (including a secondary underwritten public offering with a primary component) (an “Underwritten Sale”), then such waiver or release shall only apply with respect to, and to the extent of, the undersigned’s participation in such Underwritten Sale, provided that, if the undersigned has a contractual right to “piggyback” on a registration statement filed by the Company for the offer and sale of Common Stock in an Underwritten Sale, the undersigned is offered the opportunity to participate in the secondary component of any such Underwritten Sale pursuant to such contractual rights.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned hereby consents to receipt of this agreement in electronic form and understand and agree that this letter agreement may be signed electronically. If any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Notwithstanding anything to the contrary contained herein, this agreement shall immediately terminate and the undersigned shall be released from all obligations under this agreement if (i) the Company notifies the Representatives, on the one hand, or the Representatives notify the Company, on the other hand, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the Securities and Exchange Commission to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is then terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) March 15, 2022, in the event the Underwriting Agreement has not been executed by such date.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Northpond Ventures, LP

By:	Northpond Ventures, GP, its general partner

By:	/s/ Patrick Smerkers
Patrick Smerkers Senior Vice President, Finance and Operations

7500 Old Georgetown Rd, Bethesda, MD 20814
(Address)

[Signature Page to Lock-up Agreement]

Very truly yours,

Northpond Ventures II, LP

By:	Northpond Ventures II, GP LLC, its general partner

By:	/s/ Patrick Smerkers
Patrick Smerkers Senior Vice President, Finance and Operations

7500 Old Georgetown Rd, Bethesda, MD 20814
(Address)

[Signature Page to Lock-up Agreement]

FORM OF PRESS RELEASE

Vigil Neuroscience, Inc.

[Date]

Vigil Neuroscience, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and Jefferies LLC as Representatives of the several underwriters of the Company’s recent public sale of [•] shares of its common stock is [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [•], 2021, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.